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                                                                   EXHIBIT 99.1


[RUSSELL CORPORATION LOGO]

For Immediate Release:                Contact: Martie Edmunds Zakas (Financial)
                                               (678) 742-8117
                                               Nancy Young (Media)
                                               (678) 742-8118


                RUSSELL CORPORATION REPORTS SALES INCREASED 10%
                       FOR ITS FISCAL 2004 FIRST QUARTER

                 Reaffirms Sales and Earnings Guidance for 2004


ATLANTA, GA (April 29, 2004) - Russell Corporation (NYSE: RML) today reported fiscal 2004 first quarter net sales of $251.8 million, a 10% increase over the comparable period last year. The Company also reported first quarter earnings of $.5 million ($.02 per diluted share) versus earnings of $3.4 million ($.11 per diluted share) in first quarter 2003. First quarter earnings were reduced by $.05 per share from the unfavorable impact of LIFO (Last In - First Out) inventory accounting resulting from declining product costs.

During the quarter, Russell reduced excess inventories with manufacturing short time and higher inventory closeout costs. The incremental costs of these actions versus prior year were $.07 per share. With these steps, Russell has brought its inventory in line, and inventory levels, including the Spalding acquisition, increased by only 5% over prior year.

"Given our sales projections and the improved performance of our manufacturing operations, we feel positive about the year despite the lower first quarter earnings," said Jack Ward, chairman and CEO. "We continue to forecast earnings per diluted share for fiscal 2004 to range between $1.40 and $1.60, even with the LIFO charges and continued pricing pressure in Activewear. Also, with additional manufacturing cost reduction projects that have been identified, we now forecast cost reductions to be over $60 million in 2004 versus the $50 million originally projected," continued Ward.

Net sales for the 2004 first quarter were $251.8 million, an increase of $23.8 million or 10% from last year's first quarter sales of $228.0 million. Incremental sales versus prior year from the Spalding and Bike acquisitions accounted for $22.7 million of the increase, with sales in the base business flat versus prior year. Base business unit volume increased 9%; however, the increase in unit sales was offset by continued pricing pressure and product mix in Activewear.

Gross profit was $64.6 million, or a 25.7% gross margin, for the 2004 first quarter versus a gross profit of $62.8 million, or a 27.6% gross margin, in the prior year. During the 2004 first quarter, gross profit was positively impacted by ongoing cost savings and acquisitions. These benefits were more than offset by pricing pressure and product mix in Activewear, higher raw material costs for


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cotton and polyester, manufacturing short time and higher inventory closeout costs, and the unfavorable impact of LIFO accounting.

Selling, general and administrative expenses ("SG&A") for the 2004 first quarter were $56.3 million, or 22.4% of net sales, versus $49.4 million, or 21.7% of net sales in the comparable period last year. Excluding acquisitions, SG&A in the base business remained unchanged at 21.7% of net sales in the 2004 first quarter.

OUTLOOK

"We are reaffirming our 2004 fiscal year sales to be in the range of $1.26 billion to $1.30 billion versus $1.186 billion in 2003," said Ward. "Sales for the second quarter 2004 are projected to range from $285 million to $295 million.

"Our sales outlook remains positive due to expanded programs within all of our major businesses," Ward added. "Our athletic and outdoor products continue to make significant progress. For example, we announced earlier this week our partnerships with the Southwestern Athletic Conference and the Southern Intercollegiate Athletic Conference to be the supplier for team uniforms, athletic apparel and sports equipment for their 21 Historically Black Colleges and Universities.

"Additionally, Russell Athletic has gained major fall program expansions such as Dri-POWER(R) and Sweatless Sweats(TM) with many sports specialty customers. Spalding continues to perform well with very strong sell-through with key customers and the introduction of the newly designed Arena Football League ball. Mossy Oak's new APX(TM) and Elements(TM) products have been sold-in for significant fall programs," continued Ward.

"In Activewear, the new program with Target is selling well. During the second half of the year, there will be significant new business at Dollar General with several of the Jerzees products. In December, we began shipping a major new Artwear distributor, which will add significant sales in 2004. During the quarter, Russell's positive momentum in Artwear resulted in substantial unit sales increases versus prior year for t-shirts, fleece and sport shirts," added Ward.

For the remainder of 2004, Russell expects:

         - Second quarter earnings to range between $.12 and $.18 per share.

         - Third quarter earnings to range between $.72 and $.81 per share.

         - Fourth quarter earnings to range between $.54 and $.59 per share.

We are concluding our evaluation of the provisions of the Financial Accounting Standards Board Interpretation No. 46 for "variable interests" held in entities that were acquired prior to February 1, 2003. We are showing the principal effects of the consolidation of Frontier Yarns, LLC, our yarn spinning joint venture, as of April 4, 2004 through a footnote to our consolidated balance sheets. The consolidation of this entity would not have any impact on our first quarter net income and it is not anticipated that it would have any significant impact on our reported net income in future periods.


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CONFERENCE CALL INFORMATION

Management will have a conference call today, April 29, 2004, at 8:30 a.m. eastern time to discuss the first quarter results. The call may be accessed at
(877) 264-7865 (domestically), and (706) 634-4917 (internationally), using conference call id number 6956013. The call will also be simultaneously web cast via the Investor Relations homepage of the Company's website at www.russellcorp.com. A replay of the call will be available through the website for 30 days. In addition, you can register through the above referenced website if you would like to receive press releases, conference call reminders and other notices.

ABOUT RUSSELL CORPORATION

Russell Corporation is a leading branded athletic, outdoor and activewear company with over a century of success in marketing athletic uniforms, apparel and equipment for a wide variety of sports, outdoor and fitness activities. The company's brands include: Russell Athletic(R), JERZEES(R), Spalding(R), Mossy Oak(R), Bike(R), Moving Comfort(R), Dudley(R), Cross Creek(R) and Discus(R). The company's common stock is listed on the New York Stock Exchange under the symbol RML and its website address is www.russellcorp.com.

FORWARD LOOKING STATEMENT

This Press Release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "continue", "could", "may", "plan", "project", "predict", "will" and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: (a) significant competitive activity, including price competition; (b) risks related to the Spalding business; (c) changes in customer demand for our products; (d) price volatility of raw materials; (e) our ability to implement and achieve the goals of our cost-reduction initiatives; (f) risks associated with new customer programs, new products and new product features; (g) risks associated with our contractual commitments; (h) our inventory management and inventory accounting methods; and (i) other risk factors listed in our reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed or implied by these forward-looking statements.


                              - Tables to follow -


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                              RUSSELL CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
           (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                      13 WEEKS            13 WEEKS
                                        ENDED               ENDED
                                       4/4/04               4/6/03
                                     -----------         -----------
                                     (UNAUDITED)         (UNAUDITED)

Net sales                           $   251,793          $  227,983
Cost of goods sold                      187,160             165,162
                                    -----------          ----------
    Gross profit                         64,633              62,821

Selling, general and
    administrative expenses              56,292              49,378
Other expense - net                         324                 714
                                    -----------          ----------
    Operating income                      8,017              12,729

Interest expense                          7,187               7,167
                                    -----------          ----------
   Income before income
      taxes                                 830               5,562
Provision for income taxes                  299               2,114
                                    -----------          ----------
   Net income                       $       531          $    3,448
                                    ===========          ==========

Weighted-average common shares
  outstanding:
  Basic                              32,546,574          32,208,425
  Diluted                            32,834,510          32,416,133

Net income per common share:
  Basic                             $      0.02         $      0.11
  Diluted                           $      0.02         $      0.11

Cash dividends per common share     $      0.04         $      0.04

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                              RUSSELL CORPORATION
                          CONSOLIDATED BALANCE SHEETS
           (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                            4/4/04              1/3/04            4/6/03
                                                                         -----------          -----------       -----------
        ASSETS                                                           (UNAUDITED)              (1)           (UNAUDITED)

Current assets:
     Cash                                                                $    27,366          $    20,116       $    35,351
     Accounts receivable, net                                                177,775              175,514           176,194
     Inventories                                                             378,961              346,946           359,835
     Prepaid expenses and other current assets                                16,704               15,938            14,952
     Income tax receivable                                                    15,322               14,585             1,205
                                                                         -----------          -----------       -----------

           Total current assets                                              616,128 (2)          573,099           587,537

Property, plant & equipment, net                                             295,533 (2)          303,234           319,987

Other assets                                                                 144,546              144,777            82,451
                                                                         -----------          -----------       -----------

           Total assets                                                   $1,056,207 (2)      $ 1,021,110       $   989,975
                                                                          ===========         ===========       ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                    $    73,975          $    78,368       $    72,394
     Accrued expenses                                                         73,925               76,993            67,240
     Deferred income taxes                                                     5,562                5,165             6,046
     Short-term debt                                                           5,253                4,088             7,037
     Current maturities of long-term debt                                      5,000 (2)            5,000             5,000
                                                                         -----------          -----------       -----------

           Total current liabilities                                         163,715 (2)          169,614           157,717

Long-term debt, less current maturities                                      310,000 (2)          272,355           295,000

Deferred liabilities:
     Income taxes                                                              6,609                6,609             9,384
     Pension and other                                                        58,943               57,668            56,520

Non-controlling interest                                                          -- (2)               --                --

Commitments and contingencies                                                     --                   --                --

Stockholders' equity:
     Common stock, par value $.01 per share; authorized
         150,000,000 shares, issued 41,419,958 shares                            414                  414               414
     Paid-in capital                                                          38,552               38,625            42,302
     Retained earnings                                                       712,540              713,310           677,611
     Treasury stock, at cost (8,841,802 shares at 4/4/04;
         8,897,075 shares at 1/3/04 and 9,176,200 shares at 4/6/03)         (206,802)            (208,038)         (216,511)
     Accumulated other comprehensive loss                                    (27,764)             (29,447)          (32,462)
                                                                         -----------          -----------       -----------
           Total stockholders' equity                                        516,940              514,864           471,354
                                                                         -----------          -----------       -----------

           Total liabilities & stockholders' equity                      $ 1,056,207          $ 1,021,110       $   989,975
                                                                         ===========          ===========       ===========

(1)  -   Derived from audited financial statements.

(2)  -   We are currently evaluating whether or not one of our equity investments should be consolidated in accordance with Financial Accounting Standards Board Interpretation No. 46. If it is determined that consolidation is required, certain balance sheet accounts and sub-totals at April 4, 2004 would be as follows:


         Total current assets                                 $  623,263
         Property, plant & equipment, net                        323,172
         Total assets                                          1,076,315
         Current maturities of long-term debt                      6,850
         Total current liabilities                               162,684
         Long-term debt, less current maturities                 319,294
         Non-controlling interest                                 12,075


         The consolidation of this entity would not have any impact on our first quarter results of operations and is not anticipated to have any significant impact on our results of operations in future periods.